Exhibit 10.1

AMENDMENT AND WAIVER

July 20, 2007

To each of the Lenders under the Credit

    Agreement referred to below

Ladies and Gentlemen:

We refer to the 3-Year Revolving Credit Agreement dated as of March 14, 2005, as amended (the “Credit Agreement”), among the undersigned and you. Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

We intend to enter into a 5-year senior unsecured term loan facility (the “New Facility”) in principal amount of not more than $125,000,000 with Wells Fargo Bank, National Association.

We hereby request that you waive compliance with Section 5.02(e) of the Credit Agreement in respect of our entering into and incurring Debt under the New Facility.

We hereby further request that you agree to amend Schedule I to the Credit Agreement in its entirety by replacing such Schedule I with the Schedule attached hereto as Annex A. We hereby further request that you agree and acknowledge that the Notes held by you under the Credit Agreement, if any, are hereby cancelled and of no further force and effect, and replaced by a new Note to be issued by us to Wells Fargo Bank, National Association as Lender as of the date hereof in principal amount of $30,000,000.

If you agree to the above amendment and waiver, please evidence such agreement by executing and returning at least two counterparts of this amendment and waiver to Shearman & Sterling LLP, 525 Market Street, Suite 1500, San Francisco, 94105, Attention of Steven E. Sherman. This amendment and waiver shall become effective as of the date first above written when counterparts of this amendment and waiver shall have been executed by all parties hereto. This amendment and waiver is subject to the provisions of Section 8.01 of the Credit Agreement.

This amendment and waiver may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same amendment and waiver.

Very truly yours,

GREATER BAY BANCORP

By	/s/ James Westfall
James Westfall
Executive Vice President and CFO

Agreed as of the date first above written:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Administrative Agent and Lender

By	/s/ Robert B. McFadden
Robert B. McFadden
Vice President and Senior Relationship Manager

ANNEX A

SCHEDULE I

GREATER BAY BANCORP

CREDIT AGREEMENT COMMITMENTS

AND APPLICABLE LENDING OFFICES

Name of Lender	Commitment	Domestic Lending Office	Eurodollar Lending Office
Wells Fargo Bank, National Association	$30,000,000	Wells Fargo Bank, National Association 201 Third Street 8th Floor MAC # A0187-081 San Francisco, CA 94103	Wells Fargo Bank, National Association 201 Third Street 8th Floor MAC # A0187-081 San Francisco, CA 94103